Exhibit 10.8

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of December 15, 2015, between MCW Energy Group Limited, a corporation amalgamated pursuant to the laws of the Province of Ontario (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and permitted assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement (the “Offering”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Notes (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.7.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Additional Notes” shall have the meaning ascribed to such term in Section 2.4, which Additional Notes shall be identical to the Notes except for the issue date, principal amount and maturity date. The maturity date of the Additional Notes will be eighteen (18) months after the issue date of such Additional Notes and all time effective conditions, clauses and provisions will be similarly modified, mutatis mutandem.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the U.S. Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States, a statutory or civil holiday in the Province of Ontario, or any day on which banking institutions in the State of New York or the Province of Ontario are authorized or required by law or other governmental action to close.

“Closing” means the Initial Closing and Subsequent Closing, if any, of the purchase and sale of the Securities pursuant to Section 2.1 or 2.4.

“Closing Date” means each of the Initial Closing Date and the Subsequent Closing Date, if any, and is the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount at such Closing and (ii) the Company’s obligations to deliver the Securities to be issued and sold at such Closing, in each case, have been satisfied or waived, but in no event later than the seventh Business Day following the date hereof in the case of the Initial Closing and not later than the tenth Business Day after the Subsequent Closing Option Date in the case of the Subsequent Closing Date.

“Collateral” shall have the meaning ascribed to such term in the Security Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, no par value, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means McMillan LLP, 181 Bay Street, Suite 4400, Toronto, ON M5J 2T3, Attn: Robbie Grossman, Email: robbie.grossman@mcmillan.ca.

“Company Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Conversion Price” shall have the meaning ascribed to such term in the Notes.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Environment Law” shall have the meaning ascribed to such term in Section 3.1(jj).

“Event of Default” shall have the meaning ascribed thereto in the Note.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares issued pursuant to the obligations set forth on Schedule 3.1(g) and Schedule 3.1(hh), (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder, including shares paid in lieu of interest on the Notes pursuant to Section 2.a) of the Notes (subject to adjustment pursuant to Section 5.23), (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company, and (d) securities issued or issuable pursuant to this Agreement, or the Notes, including, without limitation, Section 4.14, or upon exercise or conversion of any such securities.

“Exercise Notice” shall have the meaning ascribed to such term in Section 2.4.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Final Closing Date” shall mean the last Subsequent Closing Date to occur if a Subsequent Closing occurs or, if there is no Subsequent Closing, the Initial Closing Date.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“G&M” shall mean Grushko & Mittman, P.C., with offices located at 515 Rockaway Avenue, Valley Stream, New York 11581, Fax: 212-697-3575.

“Hazardous Materials” shall have the meaning ascribed to such term in Section 3.1(jj).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(hh).

“Initial Closing” shall have the meaning ascribed to such term in Section 2.1.

“Initial Closing Date” shall mean the date upon which the Initial Closing occurs.

“Initial Option Period” shall have the meaning ascribed to such term in Section 2.4.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Listing Default” shall have the meaning ascribed to such term in Section 4.11.

“Lockup Agreement” means the agreement in the form annexed hereto as Exhibit D, and in substance satisfactory to the Purchaser.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(cc).

“Notes” means the convertible notes due eighteen (18) months after their respective issue dates, in the form of Exhibit A hereto. The term Notes as employed herein except for Sections 2.4, 2.5 and 2.6 and on the signature page hereto shall also include Additional Notes, mutatis mutandem.

“OFAC” shall have the meaning ascribed to such term in Section 3.1(ee).

“Participation Maximum” shall have the meaning ascribed to such term in Section 4.14(a).

“Permitted Liens” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of Company) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of Company or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien, (c) Liens incurred in connection with any Indebtedness, including, for greater certainty, all Indebtedness listed on Schedule 3.1(hh), (d) any Lien created by, or arising under any statute or regulation or common law (in contrast with Liens voluntarily granted) in connection with, without limiting the foregoing, workers’ compensation, employment and unemployment insurance, old age pension, employers’ health tax, vacation pay or other social security or statutory obligations that secure amounts that are not yet due or which are being contested in good faith by proper proceedings diligently pursued and as to which adequate reserves have been established on the Company’s books and records and the assets in respect of such Lien are not at risk of forfeiture, (e) Liens made or incurred in the ordinary course of business to secure the performance of bids, tenders, contracts (other than for the borrowing of money), leases, statutory obligations or surety and performance bonds and deposits securing or in lieu of such bonds, (f) Liens securing appeal bonds or other similar Liens arising in connection with court proceedings (including, without limitation, surety bonds, security for costs of litigation where required by law, and letters of credit) or any other instruments serving a similar purpose, (g) attachments, judgments and other similar Liens arising in connection with court proceedings, provided such Liens are in existence for less than 30 days after their creation or a stay of enforcement of the Liens is in effect or the claims so secured are being contested in good faith by proper proceedings diligently pursued, (h) Liens given to a public utility or any applicable governmental authority where required by such utility or governmental authority in connection with the operation of the business or the ownership of the assets of Company provided that such Liens do not materially detract from the value of any real property subject thereto and do not materially impair Company’s ability to carry on its business, (i) minor imperfections in title on real property that do not materially detract from the value of the real property subject thereto and do not materially impair Company’s ability to carry on its business or any Purchaser’s rights and remedies under the Transaction Documents, (j) any purchase money Lien on specific fixed assets to secure the payment of the purchase price of those fixed assets where the amount of the obligations secured does not exceed 100% of the lesser of the cost or fair market value of the fixed assets and the amount secured by the Lien does not exceed $250,000 in the aggregate; and extensions, renewals or replacements thereof upon the fixed assets if the amount of the obligations secured thereby is not increased, (k) restrictions, easements, rights-of-way, servitudes or other similar rights in land (including rights-of-way and servitudes for railways, sewers, drains, gas and oil pipelines, gas and water mains, electric light and power and telephone or telegraph or cable television conduits, poles, wires and cables) granted to or reserved by other Persons which in the aggregate do not materially impair the usefulness, in the operation of the business of Company, of the real property subject to the restrictions, easements, rights-of-way, servitudes or other similar rights in land granted to or reserved by other Persons and, in each case, which do not impair any Purchasers’ rights and remedies under the Transaction Documents, (l) the rights reserved to or vested in any Person by the terms of any lease, license, franchise, grant or permit held by Company or by any statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof, (m) restrictive covenants affecting the use to which real property may be put, provided that the covenants are complied with and do not materially detract from the value of the real property concerned or materially impair its use in the operations of Company or impair any Purchaser’s rights and remedies under the Transaction Documents, (n) Liens created by the Transaction Documents and any other security provided to any Purchaser by Company, (o) Liens to which the majority of the Purchasers have given their consent, (p) any Liens now or hereafter arising in favor of any entity who provides financing to the Company, including any financial institution, which are subordinate in priority to any Liens granted to any Purchaser, and (q) the Senior Security.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pre-Notice” shall have the meaning ascribed to such term in Section 4.14.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.3(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.3(b).

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.10.

“Reporting Issuer” shall have the meaning given to such term under Securities Laws.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise in full of all Warrants or conversion in full of all Notes, and assuming that any previously unconverted Notes will be held until the third anniversary of the Final Closing Date.

“Securities” means the Notes, the Warrants, and the Underlying Shares.

“Securities Laws” means the securities laws of Canada and its provinces and the rules and regulations promulgated thereunder.

“Security Agreement” shall have the meaning ascribed to such term in Section 2.2(a)(iv).

“Senior Security” shall mean all liens, charges, pledges, hypothecs, mortgages, assignments, security interests and other encumbrances of any nature or kind, now or hereafter granted, created or assumed by the Company or any other person in or over all or any of the Collateral and held by or on behalf of (i) any affiliate or successor of the Deutsche Bank Group, or (ii) any affiliate or successor of US Capital Partners (each a “Senior Lender”, and collectively, the “Senior Lenders”), including all amendments, modifications, restatements, supplements or replacements thereof or thereto from time to time. Without limiting the generality of the foregoing, Senior Security includes all security agreements granted to any of the Senior Lenders by the Company and all security interests of any Senior Lender now or at any time in the future perfected by registration in any jurisdiction under any personal property security legislation.

“Subordinate Security” shall mean all liens, charges, pledges, hypothecs, mortgages, assignments, security interests and other encumbrances of any nature or kind, now or hereafter granted, created or assumed by the Company or any other person in or over all or any of the Collateral and held by or on behalf of any Purchaser, including all amendments, modifications, restatements, supplements or replacements thereof or thereto from time to time. Without limiting the generality of the foregoing, Subordinate Security includes all security agreements granted to any Purchaser by the Company and all security interests of any Purchaser now or at any time in the future perfected by registration in any jurisdiction under any personal property security legislation.

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for the Notes (including Additional Notes) and Warrants purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds, or such other amount with respect to the Additional Notes.

“Subsequent Closing” shall have the meaning ascribed to such term in Section 2.4.

“Subsequent Closing Date” shall have the meaning ascribed to such term in Section 2.4 hereof.

“Subsequent Closing Option Date” means the date that is six (6) months after the Initial Closing Date.

“Subsequent Financing” shall have the meaning ascribed to such term in Section 4.14.

“Subsequent Financing Notice” shall have the meaning ascribed to such term in Section 4.14.

“Subsidiary” means with respect to any entity at any date, any direct or indirect corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which (A) more than 30% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity, or (B) is under the actual control of the Company.

“Termination Date” shall have the meaning ascribed to such term in Section 2.1.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Toronto Stock Exchange, the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board, the OTCQB, the OTCQX, the TSXV (or any successors to any of the foregoing). As of the Initial Closing Date, the TSXV is the principal Trading Market.

“Transaction Documents” means this Agreement, the Notes, the Warrants, the Security Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Computershare Trust Company of Canada, and any successor transfer agent of the Company.

“TSXV” means the TSX Venture Exchange.

“Underlying Shares” means the Common Stock issuable in the event of conversion of the Notes, and the Warrant Shares.

“U.S. Person” shall have the meaning ascribed to such term in Rule 902(k) of Regulation S under the U.S. Securities Act.

“U.S. Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Variable Priced Equity Linked Instruments” shall have the meaning ascribed to such term in Section 4.13.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.13.

“Warrants” means, collectively, the Common Stock purchase warrants to be delivered to the Purchasers upon conversion of the Notes in accordance with the Notes, which Warrants shall be exercisable immediately and have a term of exercise equal to five (5) years from the date of issuance of such Note and be in the form of Exhibit B attached hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.

PURCHASE AND SALE

2.1 Initial Closing. On the Initial Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, an aggregate of $555,556 principal amount of Notes representing $1.00 of note principal for each $0.90 of such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser (such purchase and sale being the “Initial Closing”. Each Purchaser shall deliver to the Company such Purchaser’s Subscription Amount, and the Company shall deliver to each Purchaser its respective Note, as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Initial Closing shall occur electronically or at such physical location as the parties shall mutually agree. Notwithstanding anything herein to the contrary, the Initial Closing Date shall occur on or before December 18, 2015 (“Termination Date”). If the Initial Closing is not held on or before the Termination Date, the Company shall cause all subscription documents and funds to be returned, without interest or deduction to each prospective Purchaser.

2.2 Deliveries.

(a) On or prior to the Initial Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) a legal opinion of Company Counsel, substantially in the form of Exhibit C attached hereto and in substance satisfactory to such Purchaser;

(iii) a Note with a principal amount equal to a $1.00 for each $0.90 of such Purchaser’s Subscription Amount registered in the name of such Purchaser;

(iv) the Security Agreement duly executed by the Company (the “Security Agreement”);

(v) the Lockup Agreement executed by Aleksandr Blyumkin;

(vi) a certificate from the Company’s executive chairman that all of the conditions to Closing set forth in Section 2.3(b) have occurred;

(b) On or prior to the Initial Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by such Purchaser;

(ii) the Security Agreement duly executed by such Purchaser; and

(iii) such Purchaser’s Subscription Amount by wire transfer or as otherwise permitted, to the Company.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder to effect the Initial Closing are, unless waived by the Purchaser, subject to the following conditions being met:

(i) the accuracy in all material respects (determined without regard to any materiality, Material Adverse Effect or other similar qualifiers therein) on the Initial Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Initial Closing Date shall have been performed; and

(iii) the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of a Purchaser hereunder to effect the Initial Closing, unless waived by such Purchaser, are subject to the following conditions being met:

(i) the accuracy in all material respects (determined without regard to any materiality, Material Adverse Effect or other similar qualifiers therein) on the Initial Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Initial Closing Date shall have been performed;

(iii) the Company shall have received executed signature pages to this Agreement with an aggregate Subscription Amount of $540,000 prior to the Initial Closing;

(iv) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(v) there shall have been no Material Adverse Effect with respect to the Company or the occurrence of an Event of Default, or an event which, to the knowledge of the Company, with the giving of notice or the passage of time could become an Event of Default (as defined in the Note) unless waived by the Purchaser with respect to an Initial Closing, since the date hereof;

(vi) the Required Approvals have been obtained; and

(vii) from the date hereof to the Initial Closing Date, trading in the Common Stock shall not have been suspended by any regulatory authority or the Company’s principal Trading Market, and, at any time prior to the Initial Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the Canadian, United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Initial Closing.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the Company Reports or the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein only to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser:

(a) Subsidiaries. All of the material direct and indirect subsidiaries of the Company and the Company’s ownership interests therein immediately prior to the date of this Agreement, as of the date of this Agreement and as of the Initial Closing Date are as follows: the Company has one wholly-owned Subsidiary, MCW Energy CA, Inc., a California corporation, which directly and indirectly holds a 100% share interest in MCW Oil Sands Recovery, LLC, a Utah limited liability corporation. All of the issued and outstanding shares of capital stock of each Subsidiary is validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. As of the Initial Closing Date, the Company will have acquired all equity and rights to receive equity for each Subsidiary so that each Subsidiary is fully owned by the Company.

(b) Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and, no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) subject to Required Approvals, conflict with, or constitute a default (or an event that, to the knowledge of the Company, with notice or lapse of time or both would become a default) under, result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company, or, to the knowledge of the Company, give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) subject to the Required Approvals, to the knowledge of the Company, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including Securities Laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Notes and Warrant Shares and the listing of the Underlying Shares for trading thereon in the time and manner required thereby, (ii) the consent required by the Toronto Stock Exchange, (iii) the approval by the Board of Directors of the Company and (iv) such filings as are required to be made under applicable securities laws (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.

(g) Capitalization. The capitalization of the Company is as set forth in Schedule 3.1(g). The Company has not issued any capital stock since its most recently filed report available on SEDAR or otherwise disclosed on Schedule 3.1(g). No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as disclosed on Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. As of the Closing, the Company has no outstanding convertible debt instruments. Except as set forth on Schedule 3.1(g), the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in material compliance with all Securities Laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder or others is required for the issuance and sale of the Securities except for any approvals or authorizations from the TSXV and the Board of Directors of the Company. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h) Company Reports; Financial Statements. The Company is a Reporting Issuer. The Company has filed all material reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Laws and pursuant to the rules of the TSXV including but not limited to all Material Information (as defined in TSXV Policy 3.3), for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “Company Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such Company Reports prior to the expiration of any such extension. As of their respective dates, the Company Reports complied in all material respects with the requirements of the Securities Laws, and none of the Company Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company Reports comply in all material respects with applicable accounting requirements and Securities Laws with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest quarterly unaudited financial statements included within the Company Reports: (i) there has, to the knowledge of the Company, been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate except as set forth in the Company Reports. The Company does not have pending before any regulatory or governing body any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement , no event, liability, fact, circumstance, occurrence or development has occurred or exists with respect to the Company or its business, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under Securities Laws at the time this representation is made or deemed made that has not been publicly disclosed at least two Trading Days prior to the date that this representation is made.

(j) Litigation. There is no material action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Since August 31, 2015, neither the Company, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under Securities Laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by any governmental body or authority involving the Company or any current or former director or officer of the Company. The Company’s securities have never been subject to any stop trading order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under any Securities Laws.

(k) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s employees is a member of a union that relates to such employee’s relationship with the Company, and the Company is not a party to a collective bargaining agreement. To the knowledge of the Company, no executive officer of the Company is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. To the knowledge of the Company, it is in compliance with all applicable laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance. The Company: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, to the knowledge of the Company, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m) Regulatory Permits. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business as described in the Company Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n) Title to Assets. The Company has good and marketable title in fee simple to all real property (if any) owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company, free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company, (ii) Liens for the payment of Canadian and United States federal, state or other taxes, for which appropriate reserves have been made in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties and (iii) Permitted Liens. Any real property and facilities held under lease by the Company is held by it under valid, subsisting and enforceable leases with which the Company is in compliance.

(o) Intellectual Property.

(i) The term “Intellectual Property Rights” includes:

1.	the name of the Company, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications of the Company (collectively, “Marks”');

2.	all patents, patent applications, and inventions and discoveries that may be patentable of the Company (collectively, “Patents'');

3.	all copyrights in both published works and published works of the Company (collectively, “Copyrights”);

4.	all rights in mask works of the Company (collectively, “Rights in Mask Works''); and

5.	all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, “Trade Secrets''); owned, used, or licensed by the Company as licensee or licensor.

(ii) Agreements. There are no outstanding and, to Company’s knowledge, no threatened disputes or disagreements with respect to any agreements relating to any Intellectual Property Rights to which the Company is a party or by which the Company is bound.

(iii) Know-How Necessary for the Business. The Intellectual Property Rights are all those necessary for the operation of the Company’s businesses as it is currently conducted or as represented, in writing, to the Purchaser to be conducted. The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Rights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, except for Permitted Liens, and has the right to use all of the Intellectual Property Rights. To the Company’s knowledge, no employee of the Company has entered into any contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than of the Company.

(iv) Patents. The Company is the owner of all right, title and interest in and to each of the Patents, free and clear of all Liens and other adverse claims except for Permitted Liens. All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Initial Closing Date. No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To the Company’s knowledge: (1) there is no potentially interfering patent or patent application of any third party, and (2) no Patent is infringed or has been challenged or threatened in any way. To the Company’s knowledge, none of the products manufactured and sold, nor any process or know-how used, by the Company infringes or is alleged to infringe any patent or other proprietary right of any other Person.

(v) Trademarks. The Company is the owner of all right, title, and interest in and to each of the Marks, free and clear of all Liens and other adverse claims except for Permitted Liens. All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Initial Closing Date. No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the Company’s knowledge, no such action is threatened with respect to any of the Marks. To the Company’s knowledge: (1) there is no potentially interfering trademark or trademark application of any third party, and (2) no Mark is infringed or has been challenged or threatened in any way. To the Company’s knowledge, none of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

(vi) Copyrights. The Company is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all Liens and other adverse claims except for Permitted Liens. All the Copyrights have been registered and are currently in compliance with formal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of the Initial Closing. No Copyright is infringed or, to the Company’s knowledge, has been challenged or threatened in any way. To the Company’s knowledge, none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party. All works encompassed by the Copyrights have been marked with the proper copyright notice.

(vii) Trade Secrets. With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual. The Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets. The Company has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets, subject to Permitted Liens. The Trade Secrets are not part of the public knowledge or literature, and, to the Company’s knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other the Company) or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

(p) Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount. The Company has no reason to believe that the Company will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q) Transactions With Affiliates and Employees. Except as set forth in the Company Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $100,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(r) Compliance; Internal Accounting Controls. The Company is in material compliance with any and all applicable requirements of Securities Laws and filing and disclosure obligations with the principal Trading Market that are effective as of the date hereof, and as of the Closing Date. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(s) Certain Fees. No brokerage, finder’s fees, commissions or due diligence fees are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any such fees or with respect to any claims made by or on behalf of any Persons for fees of a type contemplated in this Section 3.1(s) that may be due in connection with the transactions contemplated by the Transaction Documents.

(t) Reporting Company. The Company is a publicly-held company subject to reporting obligations under applicable Securities Laws and as described in the Company Reports. The Company has timely filed all material reports and other materials required to be filed by the Company thereunder during the preceding twelve months. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(u) Application of Takeover Protections. The Company and the Board of Directors will have taken as of the Closing Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(v) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which has not already been publicly disclosed pursuant to Securities Laws. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, when taken together as a whole, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The public releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(w) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, and the Company’s good faith estimate of the fair market value of its assets, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. As of the Initial Closing Date, the Company will have no outstanding convertible notes or convertible indebtedness.

(x) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company (i) has made or filed all Canadian and United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(y) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

(z) Accountants. The Company’s accounting firm is Hay & Watson, Chartered Accountants. To the knowledge and belief of the Company, such accounting firm shall express its opinion with respect to the financial statements to be included in the Company’s annual report for the fiscal year ending August 31, 2015. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(aa) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(bb) Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, may presently have a “short” position in the Common Stock and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Underlying Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(cc) Money Laundering. The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(dd) Stock Option Plans. Each stock option granted by the Company under the stock option plan was granted (i) in accordance with the terms of such stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under any stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its financial results or prospects.

(ee) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the United States Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(ff) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the U.S. Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(gg) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.

(hh) Indebtedness and Seniority. As of March 31, 2016, all Indebtedness and Liens are as set forth on Schedule 3.1(hh). Except as set forth on Schedule 3.1(hh), as of the Closing Date, no Indebtedness or other equity of the Company is currently senior to the Notes in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby). For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $500,000 in the aggregate (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $500,000 due under leases required to be capitalized in accordance with GAAP. The Company is not in default with respect to any Indebtedness.

(ii) Listing and Maintenance Requirements.  The Common Stock is listed on the TSXV under the symbol MCW. The Company has not, in the twenty-four (24) months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.

(jj) Environmental and Safety Laws.

(i) The Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. The Company has no basis to expect, nor has it or any other Person for whose conduct it is or may be held to be responsible received, any actual or threatened order, notice, or other communication from (i) any governmental body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any environmental, health, and safety liabilities with respect to any of the facilities or any other properties or assets (whether real, personal, or mixed) in which the Company has had an interest, or with respect to any property or facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by the Company, or any other Person for whose conduct it is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

(ii) There are no pending or, to the knowledge of the Company, threatened claims, encumbrances, or other restrictions of any nature, resulting from any environmental, health, and safety liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the facilities or any other properties and assets (whether real, personal, or mixed) in which the Company has or had an interest.

(iii) The Company has no knowledge of any basis to expect, nor has it or any other Person for whose conduct it is or may be held responsible, received, any citation, directive, inquiry, notice, order, summons, warning, or other communication that relates to Hazardous Materials, or any alleged or actual violation or failure to comply with any Environmental Law, or of any alleged or actual obligation to undertake or bear the cost of any environmental, health, and safety liabilities with respect to any of the facilities or any other properties or assets (whether real, personal, or mixed) in which the Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by the Company, or any other Person for whose conduct it is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

(iv) Neither the Company nor any other Person for whose conduct it is or may be held responsible, had any environmental, health, and safety liabilities with respect to the facilities or, to the knowledge of the Company, with respect to any other properties and assets (whether real, personal, or mixed) in which the Company (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the facilities or any such other property or assets.

(v) Neither the Company nor any other Person for whose conduct it is or may be held responsible, or to the knowledge of the Company, any other Person, has permitted or conducted, or is aware of, any hazardous activity conducted with respect to the facilities or any other properties or assets (whether real, personal, or mixed) in which the Company has or had an interest except in full compliance with all applicable Environmental Laws.

(vi) There has been no release of any Hazardous Materials at or from the facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which the Company has or had an interest, or to the knowledge of the Company any geologically or hydrologically adjoining property, whether by the Company, or any other Person that has had a Material Adverse Effect.

(vii) For the purpose of this Section, Hazardous Material shall mean (i) materials which are listed or otherwise defined as “hazardous” or “toxic” under any applicable federal, local or stated and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of the hazardous wastes, or other activities involving hazardous substances, including building materials or (b) petroleum products or nuclear materials.

(viii) For the purpose of this Section 3.1(jj), “Environmental Law” shall have the following meaning:

1.	advising appropriate authorities, employees, and the public intended or actual releases of pollutants or hazardous substances or material, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the environment;

2.	preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the environment;

3.	reducing the quantities, preventing the release, or minimizing the hazardous characterics of waste that are generated;

4.	assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the environment when used or disposed of;

5.	protecting resources, species or ecological amenities;

6.	reducing to acceptable levels the risk inherent in the transportation of hazardous substances, pollutants, oil or other potentially harmful substances;

7.	cleaning up pollutants that have been released, preventing the threat of release or paying the costs of such clean up or prevention; or

8.	making responsible parties pay private parties, or groups of them, for damages done to their health or to the environment, or permitting self appointed representatives of the public interest to recover for injuries done to public assets.

(kk) Survival. The foregoing representations and warranties shall survive the Closing Date.

3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a) Organization; Authority. The address of the residence or principal offices of such Purchaser is set forth on the signature page hereto executed by such Purchaser and such address is not located in the Province of Ontario, Canada. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Understandings or Arrangements. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the U.S. Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the U.S. Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the U.S. Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the U.S. Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c) The Purchaser is a resident, or if not an individual has its head office, in the jurisdiction set out on the signature page herein. Such address was not created and is not used solely for the purpose of acquiring the Notes and the Purchaser was not solicited to purchase the Notes in the United States.

(d) The Purchaser is purchasing as principal for its own account and has properly completed, executed and delivered to the Company, Exhibit “E” and the applicable certificate(s) and/or form(s) (dated as of the date hereof) set forth in Exhibit “E”, and the information contained therein is true and correct.

(e) The information, representations, warranties and covenants contained in Exhibit “E” will be true and correct both as of the date of execution of this Agreement and as of the time of Closing.

(f) The Purchaser is neither a U.S. Person nor subscribing for the Notes for the account of a U.S. Person or for resale in the United States.

(g) The Purchaser will not offer, sell or otherwise dispose of the Notes or underlying securities in the United States or to a U.S. Person unless the Company has consented to such offer, sale or disposition and such offer, sale or distribution is made in accordance with an exemption from the registration requirements under the U.S. Securities Act and the securities laws of all applicable states of the United States or the U.S. Securities and Exchange Commission has declared effective a registration statement in respect of such securities.

(h) The Purchaser confirms that the Notes have not been offered to the Purchaser in the United States and that this Agreement has not been signed in the United States.

(i) The Purchaser was not offered the Notes as the result of any directed selling efforts, as that term is defined in Regulation S under the U.S. Securities Act.

(j) The current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the U.S. Securities Act.

(k) If the Purchaser is not a person resident in Canada, the subscription for the Notes by the Purchaser does not contravene any of the applicable securities legislation in the jurisdiction in which the Purchaser resides and does not give rise to any obligation of the Company to prepare and file a prospectus or similar document or to register the Notes or underlying securities or to be registered with or to file any report or notice with any governmental or regulatory authority and the Purchaser agrees that it shall deliver to the Company such further particulars of the exemption(s) and the Purchaser’s qualifications thereunder as the Company may reasonably request.

(l) If the Purchaser is a resident of a country other than Canada or the United States (an “International Jurisdiction”) then in addition to the other representations and warranties contained herein, the Purchaser represents and warrants that:

i)	the Purchaser is knowledgeable of, or has been independently advised as to, the applicable securities laws of the International Jurisdiction which would apply to this Agreement, if any;

ii)	the Purchaser is purchasing the Notes pursuant to exemptions from the prospectus, financial promotion and registration requirements under the applicable securities laws of that International Jurisdiction or, if such is not applicable, the Purchaser is permitted to purchase the Notes under the applicable securities laws of the International Jurisdiction without the need to rely on an exemption;

iii)	the applicable securities laws of the International Jurisdiction do not require the Company to file a prospectus, offering memorandum or similar document or to register or qualify the distribution of the Notes or underlying securities or for the Company to be registered with or to make any filings or seek any approvals of any kind whatsoever from any governmental or regulatory authority of any kind whatsoever in the International Jurisdiction;

iv)	the delivery of this Agreement, the acceptance of it by the Company and the issuance of the Notes and underlying securities to the Purchaser complies with all applicable laws of the Purchaser’s jurisdiction of residence or domicile and all other applicable laws and will not cause the Company to become subject to or comply with any continuous disclosure, prospectus or other periodic filing or reporting requirements under any such applicable laws;

v)	the Purchaser will not sell, transfer or dispose of the Notes and underlying securities except in accordance with all applicable laws, including applicable securities laws of Canada and the United States, and the Purchaser acknowledges that the Company shall have no obligation to register any such purported sale, transfer or disposition which violates applicable Canadian or United States securities laws or other securities laws;

vi)	the Purchaser shall not sell the Notes and underlying securities until all applicable hold periods have expired unless the sale is made pursuant to an exemption to applicable securities laws; and

vii)	the Purchaser has duly completed and delivered to the Company Exhibit “E” and represents and warrants as set forth therein.

(m) The execution and delivery of this Agreement, the performance and compliance with the terms hereof, the subscription for the Notes and the completion of the transactions described herein by the Purchaser, will not result in any material breach of, or be in conflict with or constitute a material default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a material default under any term or provision of the constating documents, by-laws or resolutions (if applicable) of the Purchaser, the Securities Laws or any other laws applicable to the Purchaser, any agreement to which the Purchaser is a party, or any judgment, decree, order, statute, rule or regulation applicable to the Purchaser.

(n) The Purchaser is not, with respect to the Company or any of its affiliates, a Control Person (as such term is defined by Securities Laws).

(o) If required by applicable Securities Laws or the Company, the Purchaser will execute, deliver and file or assist the Company at the Company’s sole cost and expense, in filing such reports, undertakings and other documents with respect to the issue of the Notes and the underlying securities as may be reasonably required by any securities commission, stock exchange or other regulatory authority.

(p) The Purchaser has been advised to consult their own legal advisors with respect to trading in the Notes and underlying securities and with respect to the resale restrictions imposed by the Securities Laws of the jurisdiction in which the Purchaser resides and other applicable securities laws, and acknowledges that no representation has been made respecting the applicable hold periods imposed by the Securities Laws or other resale restrictions applicable to such securities which restrict the ability of the Purchaser to resell such securities, that the Purchaser is solely responsible to find out what these restrictions are and the Purchaser is solely responsible (and the Company is in no way responsible) for compliance with applicable resale restrictions and the Purchaser is aware that may not be able to resell such securities except in accordance with limited exemptions under the Securities Laws and other applicable securities laws.

(q) The Purchaser has not received or been provided with a prospectus or offering memorandum, within the meaning of the Securities Laws, or any sales or advertising literature in connection with this Agreement and the Purchaser’s decision to subscribe for the Notes was not based upon, and the Purchaser has not relied upon, any oral or written representations as to facts made by or on behalf of the Company. The Purchaser’s decision to subscribe for the Notes was based solely upon information about the Company which is publicly available on www.sedar.com.

(r) The Purchaser is not purchasing Notes with knowledge of material information concerning the Company which has not been generally disclosed.

(s) No person has made any written or oral representations (i) that any person will resell or repurchase the Notes or underlying securities, or (ii) as to the future price or value of the Notes or underlying securities.

(t) The subscription for the Notes has not been made through or as a result of, and the distribution of the Notes is not being accompanied by any advertisement, including without limitation in printed public media, radio, television or telecommunications, including electronic display, or as part of a general solicitation.

(u) The Purchaser is not a person or entity identified in the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism, the United Nations Al-Qaida and Taliban Regulations, the Regulations Implementing the United Nations Resolution on the Democratic People’s Republic of Korea, the Regulations Implementing the United Nations Resolution on Iran, the United Nations Cote d’Ivoire Regulations, the United Nations Democratic Republic of the Congo Regulations, the United Nations Liberia Regulations, the United Nations Sudan Regulations, the Special Economic Measures (Zimbabwe) Regulations or the Special Economic Measures (Burma) Regulations (collectively, the “Trade Sanctions”). The Purchaser acknowledges that the Company may in the future be required by law to disclose the name and other information of the Purchaser related to the acquisition of the Notes hereunder, on a confidential basis, pursuant to the Trade Sanctions.

(v) None of the funds being used to purchase Notes are, to the Purchaser’s knowledge, proceeds obtained or derived directly or indirectly as a result of illegal activities.

(w) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(x) No Governmental Review. Such Purchaser understands that no Canadian or United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(y) No Conflicts. The execution, delivery and performance of this Agreement and performance under the other Transaction Documents and the consummation by such Purchaser of the transactions contemplated hereby and thereby or relating hereto or thereto do not and will not (i) result in a violation of such Purchaser’s charter documents, bylaws or other organizational documents, if applicable, (ii) conflict with nor constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement to which such Purchaser is a party, nor (iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Purchaser). Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or perform under the other Transaction Documents nor to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(z) Money Laundering. Purchaser represents that the funds representing the Subscription Amount which will be advanced by the Purchaser hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) Act (Canada) and Purchaser acknowledges that the Company may in the future be required by law to disclose Purchaser’s name and other information relating to this Agreement and the Purchaser’s subscription hereunder, on a confidential basis, pursuant to the Proceeds of Crime (Money Laundering) Act (Canada) and to the best of the Purchaser’s knowledge (i) none of the Subscription Amount to be provided by Purchaser (A) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada or the United States, or (B) are being tendered on behalf of a person or entity who has not been identified to the Purchaser, and (ii) it shall promptly notify the Company if Purchaser discovers that any of such representations ceases to be true.

(aa) Survival. The foregoing representations and warranties shall survive the Closing Date.

The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) Resales. The Purchaser acknowledges and agrees that the Securities may only be disposed of in compliance with applicable securities laws.

(b) Legends. The Purchasers acknowledge and agree that the Notes will bear, as of the Closing Date, a legend substantially in the following form and with the necessary information inserted:

“Unless permitted under securities legislation, the holder of this security must not trade thE security before <INSERT THE DATE THAT IS FOUR (4) MONTHS AND ONE (1) DAY AFTER THE CLOSING DATE>.”

(c) The Purchaser acknowledges and agrees that in the event of conversion of the Notes prior to the expiry of the hold period applicable to the Notes, the underlying securities will bear a legend substantially in the form of the legend set forth in 4.1(b) above, and with the necessary information inserted, which legend, if imprinted will be removed at the Purchaser’s request four (4) months and one (1) day after the Closing Date.

(d) DWAC. In lieu of delivering physical certificates representing the Unlegended Shares, upon request of a Purchaser, so long as the certificates therefor do not bear a legend and the Purchaser is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Purchaser’s prime broker with the Depository Trust Company through its Deposit Withdrawal At Custodian system, provided that the Company’s Common Stock is DTC eligible and the Company’s transfer agent participates in the Deposit Withdrawal at Custodian system.

4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3 Furnishing of Information; Public Information.

(a) As long as the Notes or the Warrants are outstanding, the Company covenants to comply with its continuous disclosure obligations pursuant to applicable Securities Laws.

(b) At any time commencing on the Initial Closing Date and for so long as the Notes or Warrants are outstanding, if the Company shall fail for any reason to satisfy its Securities Laws filing and disclosure requirements and TSXV filing and disclosure requirements which is not rectified within 10 days of the first occurrence of such failure (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such actual delay in or reduction of its ability to sell the Securities, an amount in cash equal to one percent (1.0%) of the aggregate principal amount of Notes held by such Purchaser on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Purchasers to publicly transfer the Underlying Shares without registration or exemption. The payments to which a Purchaser shall be entitled pursuant to this Section 4.3(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.4 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the U.S. Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the U.S. Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.5 Conversion and Exercise Procedures. Each of the form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Notes set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants or convert the Notes. No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants or convert their Notes. The Company shall honor exercises of the Warrants and conversions of the Notes and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6 Securities Laws Disclosure; Publicity. The Company shall immediately following each Closing Date comply with its reporting and disclosure obligations under all Securities Laws and principal Trading Market requirements in connection with this Agreement. The Company and each Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law or pursuant to the policies of the TSXV, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market unless the name of such Purchaser is already included in the body of the Transaction Documents, without the prior written consent of such Purchaser, except as required by Securities Laws in connection with such filing and (b) to the extent such disclosure is required by Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

4.7 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.8 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have entered into a written agreement with the Company regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.9 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) for the redemption of any Common Stock or Common Stock Equivalents, (c) for the settlement of any outstanding litigation or (d) in violation of FCPA or OFAC regulations.

4.10 Indemnification of Purchasers. Subject to the provisions of this Section 4.10, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of the Securities Act (Ontario)), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents. Notwithstanding anything to the contrary contained herein, the indemnity contemplated in this Section 4.10 shall not apply if such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of Securities Laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance. If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of its representations, warranties or covenants under the Transaction Documents. The indemnification required by this Section 4.10 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.11 Reservation and Listing of Securities.

(a) The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents, but not less than the Required Minimum.

(b) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors shall amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 60th day after such date.

(c) The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing or quotation and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. The Company will then take all action necessary to continue the listing or quotation and trading of its Common Stock on a Trading Market for so long as amounts are owing under the Note or the Warrants are outstanding, and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market at least until five years after the Final Closing Date and for so long as the Warrants are outstanding. In the event the aforedescribed listing is not continuously maintained for five years after the Final Closing Date (a “Listing Default”), then in addition to any other rights the Purchasers may have hereunder or under applicable law, on the first day of a Listing Default and on each monthly anniversary of each such Listing Default date (if the applicable Listing Default shall not have been cured by such date) until the applicable Listing Default is cured, the Company shall pay to each Purchaser an amount in cash, as partial liquidated damages and not as a penalty, equal to 1% of the aggregate Subscription Amount and purchase price of Warrant Shares held by such Purchaser on the day of a Listing Default and on every thirtieth day (pro-rated for periods less than thirty days) thereafter until the date such Listing Default is cured. If the Company fails to pay any liquidated damages pursuant to this Section in a timely manner, the Company will pay interest thereon at a rate of 1.5% per month (pro-rated for partial months) to the Purchaser.

4.12 Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration is also offered on a ratable basis to all of the parties to this Agreement. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.13 Preservation of Corporate Existence. For as long as the Notes or Warrants remain outstanding. the Company shall preserve and maintain corporate existence, rights, privileges and franchises in the jurisdictions of their incorporation, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary in view of their business or operations and where the failure to qualify or remain qualified might reasonably have a Material Adverse Effect upon the financial condition, business or operations of the Company taken as a whole.

4.14 Participation in Future Financing.

(a) From the date hereof until one year after the Initial Closing Date, upon any proposed issuance by the Company of Common Stock, Common Stock Equivalents for cash consideration, Indebtedness or a combination thereof, other than (i) a rights offering to all holders of Common Stock (which may include extending such rights offering to holders of Notes) or (ii) an Exempt Issuance, (a “Subsequent Financing”), the Purchasers shall have the right to participate in up to an amount of the Subsequent Financing equal to 50% of the Subsequent Financing (the “Participation Maximum”) pro rata to each other in proportion to their Subscription Amounts on the same terms, conditions and price provided for in the Subsequent Financing, unless the Subsequent Financing is an underwritten public offering, in which case the Company shall offer each Purchaser the right to participate in such public offering when it is lawful for the Company to do so, but no Purchaser shall be entitled to purchase any particular amount of such public offering.

(b) At least seven (7) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of a Purchaser, and only upon a request by such Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to such Purchaser. The requesting Purchaser shall be deemed to have acknowledged that the Subsequent Financing Notice may contain material non-public information. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(c) Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after all of the Purchasers have received the Pre-Notice that the Purchaser is willing to participate in the Subsequent Financing, the amount of such Purchaser’s participation, and representing and warranting that such Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from a Purchaser as of such fifth (5th) Trading Day, such Purchaser shall be deemed to have notified the Company that it does not elect to participate.

(d) If by 5:30 p.m. (New York City time) on the fifth (5th ) Trading Day after all of the Purchasers have received the Pre-Notice, notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may affect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(e) If by 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after all of the Purchasers have received the Pre-Notice, the Company receives responses to a Subsequent Financing Notice from Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, each such Purchaser shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum.  “Pro Rata Portion” means the ratio of (x) the principal amount of Notes purchased hereunder by a Purchaser participating under this Section 4.14 and (y) the sum of the aggregate principal amounts of Notes purchased hereunder by all Purchasers participating under this Section 4.14.

(f) The Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 4.14, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) Trading Days after the date of the initial Subsequent Financing Notice.

(g) The Company and each Purchaser agree that if any Purchaser elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby such Purchaser shall be required to agree to any restrictions on trading as to any of the Securities purchased hereunder (for avoidance of doubt, the securities purchased in the Subsequent Financing shall not be considered securities purchased hereunder) or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Purchaser.

(h) Notwithstanding anything to the contrary in this Section 4.14 and unless otherwise agreed to by such Purchaser, the Company shall either confirm in writing to such Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that such Purchaser will not be in possession of any material, non-public information, by the tenth (10th) Business Day following delivery of the Subsequent Financing Notice. If by such tenth (10th) Business Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by such Purchaser, such transaction shall be deemed to have been abandoned and such Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company.

4.15 Maintenance of Property. The Company shall keep all of its property, which is necessary or useful to the conduct of its business, in good working order and condition, ordinary wear and tear excepted, except for any property that may be subject to the sale of the Company’s fuels distribution business.

4.16 Subordination. Each Purchaser acknowledges and hereby agrees to postpone and subordinate the Subordinate Security in all respects to the Senior Security in, against and with respect to the Collateral. In so doing, all indebtedness due to any Senior Lender and secured by the Senior Security shall rank senior in all respects, including right of payment, to all indebtedness due to any Purchaser and secured by the Subordinate Security, and the indebtedness due to any Senior Lender and secured by the Senior Security (including, without limitation, principal, interest, fees and other amounts of any kind) shall be indefeasibly paid and satisfied in full before any Purchaser shall be entitled to be paid or receive any payments representing proceeds of the Collateral or otherwise on account of, or with respect to, the indebtedness secured by the Subordinate Security (including, without limitation, principal, interest, fees and other amounts of any kind). Without limiting the generality of the foregoing, the postponements and subordinations provided for herein shall be effective notwithstanding: (1) the respective dates of execution, delivery, attachment, registration, perfection or enforcement of the Senior Security or the Subordinate Security; (2) the date or dates of any advance or advances of the indebtedness secured by the Senior Security or the Subordinate Security and whether any such advances occur before or after the occurrence of any default or event of default and whether a Senior Lender or any Purchaser had notice of any such default or event of default at the time of making any such advance; (3) the dates of any default or event of default or the date or dates of crystallization of any floating charge under the Senior Security or the Subordinate Security; (4) the rules of priority established under applicable law; or (5) the provisions of the agreements or instruments creating the Senior Security or the Subordinate Security.

4.17 Further Instruments. Each Purchaser hereby agrees to execute and deliver, upon request by any Senior Lender or the Company, such further instruments and agreements as may be reasonably required by such Senior Lender or the Company to confirm and give effect to the provisions of this Agreement and to register and record or file notice of the subordinations and postponements of the Subordinate Security in favor of the Senior Security in any office of public record as such Senior Lender or the Company may consider necessary or desirable from time to time.

4.18 Additional Issuances. For so long as a Note is outstanding, the Company will not amend the terms of any securities or Common Stock Equivalents or of any agreement outstanding or in effect as of the date of this Agreement pursuant to which same were or may be acquired nor issue any Common Stock or Common Stock Equivalents, if such issuance or the result of such amendment would be at an effective price per share of Common Stock less than the Conversion Price in effect at the time of such lower price issuance or amendment, except pursuant to Schedule 3.1(g) and Schedule 3.1(hh).

ARTICLE V.

MISCELLANEOUS

5.1 Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Initial Closing has not been consummated on or before June 30, 2016; provided, however, that such termination will not affect the right of any party to sue for any breach by any other party (or parties).

5.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers and all expenses in connection with filing and perfecting the security interest granted pursuant to the Security Agreement.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: MCW Energy Group Limited, 4370 Tujunga Avenue, Suite 320, Studio City, California, 91604, Attn: Alex Blyumkin, Executive Chairman, facsimile: 866-571-9613, with a copy by email only to (which shall not constitute notice): robbie.grossman@mcmillan.ca, and (ii) if to the Purchasers, to: the addresses and fax numbers indicated on the signature pages hereto, with an additional copy by fax only to (which shall not constitute notice): Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581, facsimile: (212) 697-3575.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding at least a majority in interest of the component of the affected Securities then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Following the Closing, any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10.

5.9 Governing Law. Unless otherwise stated in a Transaction Document, all questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, or such other jurisdiction elected by a Purchaser to enforce its rights in which case the Purchaser may elect to enforce any of the Transaction Documents in any other appropriate or convenient jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the courts sitting in the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), or such other jurisdiction elected by Purchaser and hereby irrevocably waives, and agrees not to assert in any action, suit or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.10, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided and such failure is not waived by the Purchaser, then such Purchaser may, at any time prior to the Company’s performance of such obligations, rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of a conversion of a Note or exercise of a Warrant, the applicable Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion or exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the Closing Date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, at such Purchaser’s election.

5.18 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through G&M. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.19 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.20 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.21 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.22 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

5.23 Equitable Adjustment. Trading volume amounts, price/volume amounts and similar figures in the Transaction Documents shall be equitably adjusted (but without duplication) to offset the effect of stock splits, similar events and as otherwise described in this Agreement and Warrants.

5.24 Currency. Unless otherwise stated, all references to currency shall mean United States Dollars.

5.25 Paramountcy. If there is any conflict or inconsistency between the provisions of this Agreement and the provisions of any Note, the provisions of this Agreement shall govern and prevail, to the extent necessary to resolve such conflict or inconsistency.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MCW ENERGY GROUP LIMITED	Address for Notice: 4370 Tujunga Avenue, Suite 320, Studio City, California, 91604 Fax: 818-358-3148

By:	/s/ Alex Blyumkin
Name:	Alex Blyumkin
Title:	Executive Chairman

With a copy to (which shall not constitute notice): McMillan LLP 181 Bay Street, Suite 4400 Toronto, ON M5J 2T3 Attn: Robbie Grossman Email: robbie.grossman@mcmillan.ca

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGE TO MCW ENERGY GROUP LIMITED

SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ALPHA CAPITAL ANSTALT

Signature of Authorized Signatory of Purchaser: /s/ Konrad Ackermann

Name of Authorized Signatory: Konrad Ackerman

Title of Authorized Signatory: Director

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory: (212) 586-8244

Address for Notice to Purchaser:	Executive Chairman
FL 9490 Furstentums Vaduz, Lichtenstein Fax: 01141714773504 abrand@lhfin.com

Address for Delivery of Securities to Purchaser (if not same as address for notice):

c/o LH Financial Services Corp.

510 Madison Avenue, #1400

New York, NY 10022

Initial Closing Cash: US$500,000

Initial Closing Note principal amount: US$600,000

EIN Number, if applicable, will be provided under separate cover: ________________________

Date: _     12/15/15

[SIGNATURE PAGES CONTINUE]

EXHIBIT “E”

FOREIGN PURCHASER’S CERTIFICATE

Capitalized terms not specifically defined in this Exhibit “E” have the meanings ascribed to them in the Agreement to which this “Exhibit E” is attached.

TO:                       MCW ENERGY GROUP LIMITED (the “Company”)

The undersigned Purchaser, a resident of a jurisdiction other than Canada or the United States, hereby represents and warrants to the Company, and acknowledges as an integral part of the attached Agreement, as follows:

1.	The Purchaser is, and each beneficial purchaser for whom the Purchaser may be acting as trustee or agent is, a resident of a country (an “International Jurisdiction”) other than Canada or the United States and the decision to acquire the Notes was taken in such International Jurisdiction.

2.	The execution of the Agreement and the issuance of the Notes to the Purchaser, or any beneficial purchaser, complies with all laws applicable to the Purchaser and such beneficial purchaser, including the laws of such purchaser’s jurisdiction of residence, and all other applicable laws, and will not require the Company to register the Securities nor will it cause the Company to become subject to, or require it to comply with, any disclosure, prospectus, filing or reporting requirements under any applicable laws of the International Jurisdiction or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction.

3.	If the undersigned Purchaser, or any other purchaser for whom it is acting hereunder, is resident in or otherwise subject to applicable securities laws of the United Kingdom:

(a)	the Purchaser is either: (i) purchasing the Notes as principal for its own account, (ii) acting as agent for a disclosed beneficial purchaser who has been disclosed to the Company and who is purchasing the Notes as principal for its own account; or (iii) purchasing the Notes on behalf of discretionary client(s) in circumstances where section 86(2) of the Financial Services and Markets Act 2000 (“FSMA”) applies;

(b)	the Purchaser (and if the undersigned Purchaser is purchasing as agent for a disclosed beneficial purchaser, the disclosed beneficial purchaser): (i) is such a person as is referred to in Article 19 (investment professionals); Article 49 (high net worth companies, unincorporated associations, etc.) or Article 50 (sophisticated investors) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “FPO”); and (ii) has complied with and undertakes to comply with all applicable provisions of the FSMA and other applicable securities laws with respect to anything done by it in relation to the Note and the underlying securities in, from or otherwise involving the United Kingdom;

(c)	the Purchaser acknowledges that the offer detailed in the Agreement is only directed in the United Kingdom at the following persons (such that such offer is not available in the United Kingdom to any other persons and such that no other persons should rely on the contents of the Agreement):

(i)	(in the case of investment professionals as referred to in Article 19 of the FPO) persons having professional experience in matters relating to investments; and

(ii)	(in the case of high net worth companies, etc. as referred to in Article 49 of the FPO) high net worth companies, unincorporated associations or partnerships or trustees of high value trusts which: (A) in the case of a company, has, or is a member of the same group as an undertaking that has, a called up share capital or net assets of not less than £500,000 (for companies with more than 20 members or subsidiary undertakings of an undertaking with more than 20 members) or net assets of not less than £5,000,000 in any other case; or (B) in the case of an unincorporated association or partnership, has net assets of not less than £5,000,000; or (C) in the case of a trustee of a high value trust, has cash and investments forming part of the trust's assets (before the deduction of liabilities) with an aggregate value of not less than £10,000,000 (or which has had an aggregate value of not less than £10,000,000 during the year immediately preceding the date of receipt of the Agreement ); and

(iii)	(in the case of certified sophisticated investors as referred to in Article 50(1) of the FPO) a person that this communication is directed who:

(A)	has a current certificate in writing or other legible form signed by an authorised person to the effect that he is sufficiently knowledgeable to understand the risks associated with investments in shares and other securities issued by companies listed or quoted on an investment exchange, whether in the United Kingdom or elsewhere, and

(B)	has signed, within the period of twelve months ending with the day on which the communication was made, a statement in the following terms:

“I, ………………………………………………………….., make this statement so that I am able to receive promotions which are exempt from the restrictions on financial promotion in the Financial Services and Markets Act 2000 (as amended). The exemption relates to certified sophisticated investors and I declare that I qualify as such in relation to investments in shares and other securities issued by private companies and by companies listed or quoted on an investment exchange, whether in the United Kingdom or elsewhere.

I accept that the contents of promotions and other material that I receive may not have been approved by an authorised person and that their content may not therefore be subject to controls which would apply if the promotion were made or approved by an authorised person. I am aware that it is open to me to seek advice from someone who specialises in advising on this kind of investment.”

(d)	it confirms that, to the extent applicable to it, it is aware of, has complied and will comply with its obligations in connection with the Criminal Justice Act 1993, the Proceeds of Crime Act 2002 and Part VIII of the FSMA, it has identified its clients in accordance with the Money Laundering Regulations 2003 (the “Regulations”) and has complied fully with its obligations pursuant to the Regulations and will, as a condition precedent of any acceptance of this subscription, provide all such information and documents as may be required in relation to it (or any person on whose behalf it is acting as agent) that may be required by the Company or any agent or person acting for it in order to discharge any obligations under the Regulations.

4.	The Purchaser, and each beneficial purchaser, is knowledgeable of, or has been independently advised as to, the application or jurisdiction of the securities laws of the International Jurisdiction which would apply to the transactions contemplated by the Agreement (other than the securities laws of Canada and the United States).

5.	The Purchaser, and each beneficial purchaser, is purchasing the Notes pursuant to exemptions from the prospectus and registration requirements (or their equivalent) under the applicable securities laws of that International Jurisdiction or, if such is not applicable, each is permitted to purchase the Notes under the applicable securities laws of the International Jurisdiction without the need to rely on an exemption.

6.	The Purchaser, and each beneficial purchaser, will not sell, transfer or dispose of the Notes and the underlying securities except in accordance with all applicable laws, including applicable securities laws of Canada and the United States, and the Purchaser, and each beneficial purchaser, acknowledges that the Company shall have no obligation to register any such purported sale, transfer or disposition which violates applicable Canadian or United States securities laws or other securities laws.

7.	The Purchaser, and each beneficial purchaser, shall not sell the Notes and the underlying securities until all applicable hold periods have expired unless the sale is made pursuant to an exemption to applicable securities laws.

The foregoing representations and warranties contained in this Exhibit “E” are true and accurate as of the date of this Exhibit “E” and will be true and accurate as of the time of Closing. If any such representations or warranties shall not be true and accurate prior to the time of Closing, the undersigned shall give immediate written notice of such fact to the Company prior to the time of Closing.

Dated: 12/15/15	Signed:

Alpha Capital Anstalt
Witness (If Purchaser is an Individual)	Print the name of Purchaser

Konrad Ackermann, Director
Print Name of Witness	If Purchaser is a corporation, print name and title of Authorized Signing Officer

References in this Exhibit “E” to “£” are to United Kingdom pounds.

SCHEDULE 3.1(g)

Capitalization

Issued and outstanding shares = 62,534,715

Shares issuable pursuant to incentive stock options = 1,300,000

Shares issuable pursuant to common share purchase warrants = 2,569,849

Shares issuable to developer pursuant to Restricted Stock Agreement = 500,000

Shares issuable pursuant to contractual commitments = 11,747,675

SCHEDULE 3.1(hh)

Existing Indebtedness

MCW Energy Group Limited

Loan Summary Schedule

As of March 31, 2016

Vendor	Amount	Term
B&N Bank	3,060,993.00	18-Mar-16
BK Peterson	75,549.00	15-Oct-17
Equipment Funding - Bank of the West	210,760.00	17-Apr-20
Equipment Funding - Wells Fargo	42,159.00	20-Apr-20
Strategic IR	84,323.00	6-Aug-18
Altlands Corp	3,624,598.00	9-Feb-17
Temple Mountain	10,250,685.00	8-Sep-20
Donald Cameron	755,341.00	15-Oct-17
Rocky Romano	151,965.00	12-Dec-15
Regular Trade Payables	668,869.05

	18,925,242.05